Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-54491) of Fort James Corporation of our report dated May 26, 2000 relating to the financial statements and supplemental schedule of the Fort James 401(k) Plan as of December 31, 1999 and 1998, and for the year ended December 31, 1999 which report is included in this Annual Report on Form 11-K.


/s/PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
June 26, 2000